UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2004

K2 INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-4290	95-2077125
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2051 Palomar Airport Road, Carlsbad, CA	92009
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 494-1000

Not Applicable

(Former name or former address, if changed since last report)

Item 12. Disclosure of Results of Operations and Financial Condition.

The following information is furnished pursuant to Item 12, “Disclosure of Results of Operations and Financial Condition.” On July 21, 2004, K2 Inc. (“K2) issued a press release setting forth K2’s second quarter 2004 earnings and forward-looking statements relating to third quarter 2004 and fiscal 2004. A copy of K2’s press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. The information in this report shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

Exhibit Index

Exhibit No.	Description
99.1	Press Release, dated July 21, 2004.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 21, 2004	K2 INC.

	By:	/s/ John J. Rangel
John J. Rangel
Senior Vice President and Chief Financial Officer